 MET-PRO CORPORATION  Moderator: Kevin Bittle  5-22-08/10:00 am CT  Confirmation # 46957906  Page  1

MET-PRO CORPORATION

Moderator: Kevin Bittle
May 22, 2008
10:00 am CT

 Operator:
Good morning. My name is (Robin) and I will be your conference operator today. At this time, I would like to welcome everyone to the Met-Pro First Quarter Results conference call.

All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad.

If you have already done so, please press the pound sign now. Then press star 1 again to ensure your question is registered.

Thank you. Mr. Bittle, you may begin your conference.

 Kevin Bittle:
Good morning and welcome to Met-Pro Corporation’s Earnings conference call for the First Quarter ended April 30, 2008. My name is Kevin Bittle and I’m with the company’s Creative Services Department.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

With me on our call this morning is Ray De Hont, our Chairman and Chief Executive Officer, and Gary Morgan, our Senior Vice President of Finance and Chief Financial Officer.

Shortly, you will hear comments from both of these individuals. But before we begin, I’d like to make a few comments. First, during today’s call we will be referring to adjusted net income and earnings.

This is considered to be a non-GAAP financial measure since it excludes from net income and earnings the effects of certain non-recurring items.

In last evening’s release, we provided a reconciliation of adjusted net income and earnings to our GAAP (space) results, together with a discussion of why we used adjusted net income and earnings.

The earnings release, along with the reconciliation, is available on the Investor Relations page of our corporate website, www.met-pro.com. I’d also like to remind you that any statements made today with regard to our future expectations may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Please refer to our Annual Report for the fiscal year ended January 31, 2008 that was filed with the SEC for important factors that, among others, could cause our actual results to differ from any results which might be projected, forecasted or estimated in any of our forward-looking statements.

And with that, I will now turn the call over to Ray. Ray?

 Ray De Hont:
Thank you, Kevin. Good morning everyone and welcome again from Harleysville, Pennsylvania. Last evening we reported an outstanding quarter

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

with record first quarter bookings, revenues and earnings when compared with last year’s first quarter adjusted earnings.

As we mentioned last quarter, despite what most concede to be a generally weakening economy, we had not sensed any appreciable change in our levels of activity heading into our new year.

Bookings in the first quarter bear that out as new orders were at a first quarter record $28 million, up 17% from the first quarter of last year. In the quarter we announced a variety of orders across our various businesses.

These orders were for projects located in the Middle East, the United States, Southeast Asia and Eastern Europe. They were comprised of projects for research facilities, major pharmaceutical companies, medical research facilities, municipal water treatment and sea water circulation.

No single project was more than 5% of our total bookings for the quarter, indicative of the diversification of our order activity and heightened levels of activities.

These orders are representative of the widening global recognition of the various Met-Pro brands and their ability to provide solutions to a variety of growing environmental and other challenges faced by both the industrializing, as well as industrialized nations around the world.

Note that three of the projects we announced were in international markets which has and continues to be a growth driver for Met-Pro. We are accelerating our development of the emerging markets through a more concerted sales and marketing effort, including expanding our resources in markets where there is a strong demand for our leading brands.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

Our large install base of original equipment, together with new original equipment sales, continue to be a tremendous source of opportunities for after market sales to customers who trust the Met-Pro brand and value the relationship with us.

More than anything, you can see that we are honing our strategy to leverage our business model to translate steady towline improvement into an even better bottom line.

Our efficiency initiatives, including facility consolidations, global sourcing and more effective logistics are generating significant productivity improvements.

Revenues were up 6%, but earnings were up 30%. We continue to generate strong cash flows which allows us to support our growth opportunities and further leverage our infrastructure.

I would now like to ask Gary Morgan to review our first quarter financial performance, after which I will provide some concluding remarks before we take your questions.

 Gary Morgan:

Thank you, Ray. Met-Pro reported record first quarter bookings, sales and earnings when compared with last year’s first quarter adjusted earnings. Sales for the first quarter were $22.7 million, up 6% from the $21.4 million for the same quarter last year.

A quick note on the presentation of our reporting segments - this quarter, because our Mefiag business unit generated over 10% of our total revenue, FASB 131 required we break out these business units separately from their

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

historical presentation as part of the filtration and purification technology segment.

For the quarter, therefore, we have a new reporting segment which is now named Mefiag Filtration Technologies. This change in segment reporting results in the company identifying three reportable segments and one other segment.

Sales growth for the quarter was led by a 15.2% increase in our filtration and purification technologies segment as a result of strong demand for our Keystone filters and Pristine water solution products and services in the United States.

Revenues in our fluid handling technologies reporting segments were up 14.7%, in part due to rising demand for parts and consumables.

Revenues in our Mefiag Filtration Technologies reporting segments were up 13% due to strong international demand for our horizontal disc filtration equipment.

And revenues in our product recover and pollution control technologies reporting segments were $9.5 million in the quarter, down 3.7% from the first quarter of fiscal 2008. As noted in our release, we had two large orders in this segment that did not shift during their originally scheduled first quarter timeframe due to customer changes. Otherwise, the product recovery and pollution control technologies revenues also would have been up in the first quarter.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

Met-Pro continues to post strong international growth. In the first quarter of 2009, international sales increased 41.9% to $6.5 million compared with $4.5 million in the first quarter of last year. For the quarter, international sales represented 28.5% of the total company sales.

The gross margin for the first quarter was 33.5% flat with the same quarter last year.

Gross margins continue to reflect a favorable product mix, strategic product price increases and leverage gained through our efficiency initiatives, including consolidation and global sourcing.

Income from operations rose 26.6% to $2.7 million excluding the gain on the sale of property.

In the quarter, operating income rose to 11.9% of sales from 10% of sales in the same quarter of fiscal 2008 excluding the gain on the sale of property.

By individual segment, the product recovery and pollution controls technologies operating income was up 31.7% as operating margins in this quarter rose 250 basis points to 9.4% as pricing remained firm and we achieved excellent operation execution.

The fluid handling technologies reporting segment posted a 19.7% operating margin in the quarter, up from 19.1% a year ago, consistent with the strong demand for our consumables from a growing base of installed equipment and from cost efficiencies realized through facility consolidations.

Operating income was 140.8% higher in the filtration and purification technologies segment due to higher gross margins earned on our filters, cartridges and filtration housing combined with higher sales in the Keystone filter and Pristine water solution business units.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

And our Mefiag filtration technologies reporting segment posted a slight decrease in operating income.

For the quarter, we reported a first quarter record $1.9 million in net income, up 27.7% compared with an adjusted net income a year ago.

For the quarter, net income was 8.5% of revenues.

We also reported a first quarter $0.13 in diluted earnings per share, up 30% from the adjusted earnings of $0.10 per share for the first quarter of last year. Adjusted net income and diluted earnings per share from last year’s first quarter exclude a $3.5 million gain on the sale of property.

In addition, the companies reported strong quarter cash flows from operating activities amounting to $4.8 million, up 14.7% from the $4.2 million for the first quarter of last year.

Met-Pro’s balance sheet remains strong. At the end of the first quarter, our cash on hand totaled $25.1 million or $1.64 per share and our current ratio was 4.4.

Total debt was only $5.8 million at the end of the first quarter, reducing our total debt to equity to just 6.8%.

In summary, the company had the best first quarter in its history, reporting record first quarter bookings, sales and adjusted net income combined with a strong increase in international sales.

Thank you and I will now turn the call back to Ray. Ray?

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Ray De Hont:

Thank you, Gary. Just a few concluding thoughts before we open the call to questions. Obviously, we feel that we have started out in fiscal 2009 without any interruption to the strong momentum we have developed over the past three years.

At the same time that our broadening product line, global reach and strategic sales and marketing initiatives are driving revenue growth, our increasing size and scale is enabling us to improve operating leverage in our business model.

We’re excited about our accomplishments, but even more so about the opportunities that exist not only for this fiscal year but for many years to come.

I am pleased to report that on April 3, the Board of Directors declared a quarterly dividend of five and one-half cents per share, a 9% increase from the first quarter dividend a year ago and the 33rd consecutive year the company has paid a dividend.

The dividend will be payable to shareholders of record at the close of business on May 29 and will be paid on June 12. I would like to thank the many loyal, dedicated and talented employees who have contributed to our success, as well as thank our shareholders for their continued support.

I’d like to also thank all of you for your participation in today’s call. I’ll now turn the call back to Kevin Bittle. Kevin?

 Kevin Bittle:
Thank you, Ray. At this time we would welcome any questions you may have. I would like to ask our operator, (Robin), to provide instructions for this portion of the call. Thank you.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Operator:
As a reminder if you would like to ask a question, simply press star then the number 1 on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Again to ask a question, press star 1. Your first question comes from the line of Ryan Connors.

 Ryan Connors:
Good morning guys. Congratulations to you and all of your staff and employees on a phenomenal quarter.

 Ray De Hont:
Hi Ryan. Thank you.

 Gary Morgan:
Thank you, Ryan.

 Ryan Connors:

Ray, I just wondered first off - you know, you talked in your opening remarks about the fact that, you know, you’re obviously not seeing any real negative impact on demand despite what is, you know, clearly a challenging macroenvironment out there.

So I just wondering if you could spend a couple of minutes kind of talking about your and Met-Pro’s correlation with the broad economy going forward? I mean, in particular, you know, do you think that the portfolio you’ve assembled here really is decoupled from the economy?

Or at some point, do you think those trends will come back and impact you guys?

 Ray De Hont:
Well I wouldn’t say it’s decoupled from the economy. But what we’ve done by going more global has definitely impacted the way the company results are.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

We’re far more global than we were, let’s say three years ago. The other thing that - we’re a niche market player, so we’re really not affected by total markets. We try to play in niches that are growing and where we can be one of the top two or three players and where we could demand good margins.

And so that helps us. That insulates us a little bit. But overall, we - the activity in the market that we play - the niche markets, the global markets has been strong and it continues to be strong.

We said that at the end of last year and we’re continuing to see that. So we’re not seeing the impact from the macro economy slide.

 Ryan Connors:
Okay, sure. Now I don’t know if you mentioned - Gary, did you mention a backlog figure? I know the bookings were strong, but in terms of the backlog?

 Gary Morgan:
The backlog - we ended the quarter with a $22 million backlog.

 Ryan Connors:
Okay.

 Ray De Hont:

Ryan, let me speak a little bit about that, though. As we mentioned during the fourth quarter, what’s happening and has happened late last year and even the middle of last year - what we’re seeing more of is on some of these larger projects, the turnaround time is much quicker in two ways.

One, we’re able to turn it around quicker. But two, our customers are asking for shorter lead time. They want to - they wait a little longer to actually give you the order, but then they want the same delivery date.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

So what that does, it really skews the backlog as a main criteria for growth and for improvement.

 Ryan Connors:
Okay. So it sort of decreases the usefulness of the backlog as a leading indicator, then?

 Ray De Hont:
The impact, yes.

 Ryan Connors:
Is there any more color you can give us on these two delayed orders in terms of magnitude or what type of products these were? Or anything you can give us there?

 Ray De Hont:

Sure. These were product recovery pollution control products - two of the large - I’d say larger jobs. Remember, our jobs are not in the $10 million, $20 million type scale. But these added up to about $800,000 to $900,000 total.

 Ryan Connors:
Okay.

 Ray De Hont:
And that (unintelligible) for us. If you looked at the sales, the revenues for the quarter it would have put us over double digits as far as growth.

 Ryan Connors:

Okay, wow. And then finally, Gary - both of you guys - I just wanted to sort of - sort of a bigger picture question, kind of on the input cost side. You know, steel prices have obviously taken a leg up here.

I know that if you go back a few years it was steel prices and input costs that kind of hit the margins back in 2005 and caused you to sort of embark on the internal improvement program that’s been so successful for you.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

Now that steel prices are sort of - have spiked again, are we - is that going to cause you to have to sort of go back to square one or do you think that the improvements you’ve put in place will enable you to kind of sustain the level of margin that you’ve managed to get to at this point in time?

 Ray De Hont:

We see the steel prices - we see that they have gone up and they’ve gone up steeply. But we’re able to, I think, better prepare for those things on the front end. We’re able to deal with our customers.

We’ve been able to raise some prices. But we’re also looking globally for the sourcing of this deal and for the fabrications. So we’re able to buffer ourselves from that and I don’t think we’ll go back to square one. I really don’t.

I think the initiatives we’ve put in place are strong initiatives and they’ll help us continue to product strong margins. One of the other things that we look at with the steel and the - as far as even with chemicals, we look at the ability to hedge if we have to do - we need to buy - with our strong cash balance, we’re able to buy and place some of these products in our inventory so that we minimize the increase of that cost on some of the projects that we’re selling.

 Ryan Connors:

Okay. And then finally, just - you mentioned the cash balance, Ray. I know it’s a question that you get repeatedly, but just - if you could just update us on your latest thinking as it regards to deploying that cash, you know, where your head is at right now.

 Ray De Hont:

Yeah. I kind of sound like a broken record many times, but we are pursuing acquisitions. And I said during the last quarterly call - the end of year call that we are investigating and working with various companies.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

As far as acquisitions, I’d be disappointed if we didn’t make an acquisition this year. But the good news is that because of our cash balance, when you look at the credit portion of the economy, it’s more difficult for people to get credit.

So we’re in a good position with cash and the amount of cash also allows us to look at maybe some bigger companies that in the past we might not have been able to look at.

 Ryan Connors:
Okay. Well that’s all very, very helpful. Thanks for your time this morning, guys.

 Ray De Hont:
You're welcome

 Gary Morgan:
Thanks, Ryan.

 Operator:
Your next question comes from the line of Richard Verdi.

 Richard Verdi:
Just a quick question on the top line going forward - Ray or Gary, can you guys touch on what’s going to be driving each revenue segment’s figure going - you know, looking out here?

 Ray De Hont:

Well one area on the top line, the revenue growth is definitely going to be the global. We have a lot of opportunities out there. We just had a lot of people go overseas in the last month or so to meet with customers on some larger type projects for the international side of our business.

We’ve got good opportunities also on the domestic side. But when you look around, the international side is actually growing in some of the business that in the past maybe there was no growth.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

We had our Keystone group over in Europe recently and we’re looking, and we’ve hired and signed on some distributors for our custom filters. And that’s a product line that really hasn’t been focused on for outside of the domestic business.

So we’re looking to drive that business. And I see the global growth - we see the - on the fluid handling side, we’re seeing good opportunities there, both domestically and internationally.

So it’s going to be - the global growth is going to be a big part of it and the domestic growth - I think the domestic is going to be somewhere around the 8%, 9% that we’ve seen last year.

 Richard Verdi:
Okay.

 Gary Morgan:
You can see where international growth this first quarter was 41%. Last year the international growth was 34%.

 Ray De Hont:
And Rich, one other thing. The good news is when you look at it, we - you know, we talked about backlog and backlog is not the thing that we’re really focusing on because it can be deceiving.

But when you look at this first quarter and you look at the bookings, these were up in every single part of our business.

 Richard Verdi:
Okay.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Ray De Hont:
As far as - and they were in the mid to high teens as far as growth from last year.

 Richard Verdi:
Okay, that’s helpful. How about on the SG&A line, can you just talk about that a little bit - what you guys are going to look for going forward there with that line?

 Gary Morgan:

Yes, Richard. The selling expense went down from 11.9% of sales down to 9.9%. That drop-off in expenses was due to a lower distributor and representative commissions. That came in at about 130 basis points lower than the typical number.

So I would look forward to that number going higher in the second and third quarter of the year, probably - our normal commission runs about 100 - 1.5% of revenues.

 Richard Verdi:
Okay. So you don’t see….

You don’t see a squeeze there on margin, though, through your expansion, you know, trying to expand internationally there, then?

 Gary Morgan:
No, not at all. In fact, if anything we’re - as the sales volume goes up, we’ll end up spreading those fixed costs and the percentage of SG&A should go down.

 Richard Verdi:
Okay, great.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Gary Morgan:
On the G&A side, the expenses only went up a slight bit.

 Richard Verdi:

Okay. And just one last question, kind of touching on an earlier question there. On the acquisition front, you know, if you guys could kind of say on a level of one to ten how close you are, you know, ten being the closest - can you give a little color or not?

 Ray De Hont:
I really can’t, Rich.

 Richard Verdi:
Okay.

 Ray De Hont:

We can’t do that. We’re constantly negotiating with companies. We do have a number of irons in the fire at various levels and that’s basically what I can tell you. When we - if we close a deal you’ll be the first ones to hear about it.

 Richard Verdi:
All right, sounds good. I’ll talk to you guys - I’m going to jump out of the queue and talk to you guys offline. Thanks a lot.

 Ray De Hont:
Thank you.

 Gary Morgan:
Thanks, Rich.

 Operator:
Your next question comes from the line of William Bremmer.

 Ray De Hont:
Good morning, William.

 William Bremmer:
Good morning Ray and morning Gary.

 Gary Morgan:
Hi Bill.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 William Bremmer:
Very nice quarter.

 Gary Morgan:
Thank you.

 William Bremmer:

Let’s stay with the acquisition side - can you give us an inkling of the industry that you’re looking to potentially acquire and move into or are they present within your portfolio and they will be sort of like add-ons?

 Ray De Hont:

Well as I said many times before, there’s three areas. One would be on the fluid handling side. We’d like to get - have a bigger presence in the desalination side so we’re looking at companies that could provide that and get us in position for that marketplace.

On the air side, we’re looking to build out our portfolio of equipment and product offerings that will allow us to become maybe a stronger player, not only domestically but globally and allow us to package even more of our products.

And we’re also looking at the bio side. Now one of the things that we try to look at when we’re dealing with acquisitions, we’re looking at something that maybe there’s some overlap but not a lot, so that there’s - the overlap, we could take advantage of some synergies.

We understand the business and so forth. But those are the three areas - the de-sal, the product recovery pollution control side looking to build out our product offering and which includes - it might - it includes different types of product recovery and pollution control equipment and then the bio side.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 William Bremmer:
Okay, great. Let me get into your backlog - the 22 million. Can you sort of give me a breakdown how you see that being realized this year?

 Gary Morgan:

The entire backlog - the majority will be shipped out in the next six to nine months. So most of that will be realized over the next six month period, and then a little part will be in the next three months.

 William Bremmer:
Okay. And a lot of my questions have been answered already. I notice that the tax rate this quarter significantly went down to, you know, (31.4%). That’s pretty much extremely low.

How do you see that playing out the rest of the year? And on (unintelligible)…

 Gary Morgan:

We feel that the balance of the year should be around 33.5%. We were able to - we just completed an audit and we were able to revise our estimate for FIN 48. We picked up approximately $59,000 in the first quarter.

 William Bremmer:
Okay.

 Gary Morgan:
So that’s a one-time adjustment. And then in the - going forward, I would model about 33.5%.

 William Bremmer:
Okay. All right, gentlemen. I’ll step back in the queue. Thank you.

 Ray De Hont:
Thank you, Bill.

 Gary Morgan:
Thanks.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Operator:
Your next question comes from the line of Ted Bade.

 Ted Bade:
Hello?

 Ray De Hont:
Good morning, Ted.

 Ted Bade:

Yeah, good morning. I just stepped on - all my questions have been answered with the exception of one - just inventories, the increase there - is that, you know, service orders as you said, you know, the shorter lead times?

 Ray De Hont:

No, the reason those two orders that were ready to be shipped out in the last minute, in the end of April - the delay of those - they were inventory almost at the completed stage. So that also was - helped increase the inventory up higher.

 Ted Bade:
Okay, great. Thank you.

 Gary Morgan:
Okay.

 Operator:
Your next question comes from the line of Jim Russo.

 Jim Russo:
Good morning.

 Gary Morgan:
Good morning, Jim. How are you doing?

 Jim Russo:

Good, thanks. Just a couple of quick questions. Just reading through some of the stuff, I’m not sure how easy it is for your guys to do this, but could you talk about, not necessarily domestic revenues but more domestic volumes over the past 18 months and what you guys are seeing over the next few quarters, I guess?

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Ray De Hont:
As far as revenues?

 Jim Russo:
Well no, not in terms of revenues. I mean, I guess at the end of the day it seems like pricing has been pretty firm. I’m just more curious on the volume side.

 Ray De Hont:
That’s difficult to do, Jim, because we sell so many different products.

 Jim Russo:
Right.

 Ray De Hont:
We don’t - it’s hard to get the volume because every individual company sells a different product. So that would be difficult to put our hands on.

 Jim Russo:

No, I understand. But is there just like a general generic sense of how we should we should think about it because my - it seems like just going through some of the numbers and just reading through some of the other stuff that we read about in the industry, it seems like volumes are pretty much holding steady or declining.

And I’m, you know, I don’t - like you said, I’m sure it’s hard to tell across all the different industries. But at the end of the day, we’re just trying to get some sense of what the actual domestic business is doing.

 Ray De Hont:
Well the domestic business, as far as the activity is - despite, you know, a 3% drop this quarter because of those jobs and so forth, is very active.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Gary Morgan:
As Ray stated previously, a good indication maybe to your question is that in the first quarter our bookings were up 19% in the product recovery segment of the business.

In the fluid handling, our bookings were up 16% and in the filtration section it was up 13%.

 Jim Russo:
Do you see that as more of a function of you guys having pricing power or do you just see it as…

 Gary Morgan:
I would say if you’re going to look at that total percentage, it averages 17%. About 3% to 5% is pricing power.

 Jim Russo:
Okay, great. So all right.

 Gary Morgan:
Yeah, I think that’s how you wanted your - the answer you want.

 Jim Russo:
I think that’s right. And just generically, I keep thinking about the business. I’m sure a lot of the business is replacement after-market. Is that fair to say, or…

 Gary Morgan:
About 35% to 40%, yes.

 Jim Russo:

Thirty - okay. Perfect. And finally, just one thing - as we think about - as you guys are making more of a push internationally -- which seems to be where a lot of the growth is, both from what you guys are saying and even out there in the marketplace -- how should we think of that?

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

What type of customers are you guys going after? Are they municipalities? Are they industrial companies? Is it more on the water side or on the air filtration side?

 Ray De Hont:
It’s across the board. But what we do is we attack the engineering companies where we deal with them. We get spec’d in early. These engineering companies handle many types of projects.

What we try to do is look at the niches that we’re strong in here domestically and attack those same niches internationally. And what that allows us to do - we have a reputation in the niche. We have examples that we can show them where we’ve performed.

And that opens the door up a lot quicker. So we try to get in with the engineering firm. If we have to, we’ll go to the end customer. But a lot of times, it’s an engineering firm and it’s across the board.

We’ve had orders, for instance, on our fluid handling into Russia, Turkey lately. These are pump orders that in the past we had none in those areas.

 Jim Russo:
Right.

 Ray De Hont:

So we’re seeing some activity in Eastern Europe. You go over to Asia, you got the product recovery pollution control, you got the pumps. Dorian Drake, who we hired on as an international distributor for us, they’re starting to book orders for our Dean pump division worldwide.

So that’s starting to take off. So a lot of good things. But it’s - we attack the engineering firms. We do visit the customers and try to influence both and basically educate them on our products.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Jim Russo:
Right, but it’s - and a lot of - the business is not necessarily a municipality business overseas?

 Ray De Hont:
There’s some. There’s odor control units that we supply for - because they’re expanding - the municipalities are expanding and they need odor control because of the odors.

 Jim Russo:
Right.

 Ray De Hont:
And - because they’re building them right around the neighborhoods.

 Jim Russo:
Right.

 Ray De Hont:
We have opportunities there around the world.

 Jim Russo:

Okay. All right. And then finally just - I don’t want to take up too much time. I’ll hop back in the queue or - just in terms - it looks like a lot of the cash from the quarter came from this reduction in accounts receivable. Is that right?

 Gary Morgan:
That’s correct.

 Jim Russo:
What was that about?

 Gary Morgan:
That was one payment for a project that we shipped in the fourth quarter that was received in on February 1. We received in $1.9 million on one particular project.

 Ray De Hont:
And that was a project where - we talk about backlog. That was a three million plus project that was booked and shipped in one quarter.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Gary Morgan:
In the fourth quarter.

 Ray De Hont:
In the fourth quarter. So that was an example of how the backlog can be deceiving.

 Jim Russo:
Very good. Well thank you very much, guys.

 Gary Morgan:
Thank you, Jim.

 Operator:
Again if you would like to ask a question, simply press star then the number 1 on your telephone keypad. Your next question comes from the line of Alvin Hoffman.

 Alvin Hoffman:
Good morning.

 Ray De Hont:
Hi Alvin, how are you doing?

 Alvin Hoffman:
Fine.

 Gary Morgan:
Good morning, Alvin.

 Alvin Hoffman:
You mentioned Keystone.

 Ray De Hont:
Yes.

 Alvin Hoffman:
Is there a new product there?

 Gary Morgan:
Yes.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Alvin Hoffman:
Which helped your sales?

 Ray De Hont:

Yes. They have a patented product, a housing that also uses their filters. And that’s helped improve their sales. Their giant housing is considered the Cadillac of the industry as far as housings. And so that’s helped their sales considerably.

 Alvin Hoffman:
When you say giant, how big is giant?

 Ray De Hont:
I don’t know the size off the top of my head, but it’s - I’m not - you’re talking somewhere in the - it’s about a 4.5 inch diameter, maybe a foot and a half long.

 Alvin Hoffman:
Oh. And this is for the housing industry?

 Ray De Hont:
It’s for various - it’s for the - it could be for housing. It could be for some industrial type applications. We have them where they’re used, for instance on cow farms.

And there’s a lot of them used on that application where they have a bank of them.

 Alvin Hoffman:
What kind of farm?

 Ray De Hont:
A cow farm.

 Gary Morgan:
Dairy.

 Ray De Hont:
Dairy farm.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Alvin Hoffman:
Oh, dairy farm.

 Ray De Hont:
Dairy farming, and it’s for purifying the water.

 Alvin Hoffman:
Oh, that makes sense. Okay, thank you.

 Ray De Hont:
You’re welcome.

 Gary Morgan:
Thanks, Alvin.

 Operator:
Your next question comes from the line of Ted Schuman.

 Ray De Hont:
Good morning, Ted.

 Ted Schuman:
Good morning guys.

 Gary Morgan:
Hi Ted.

 Ted Schuman:
I want to congratulate you again for a great quarter.

 Gary Morgan:
Thank you.

 Ted Schuman:
A terrific quarter, keep it up. Regarding your international business, what is being done to enhance your business in the most polluted countries in the world - you know, China and India? And…

 ((Crosstalk))

 Ray De Hont:
(Unintelligible).

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

 Ted Schuman:
Let me go on a little bit.

 Ray De Hont:
Sorry.

 Ted Schuman:
Is it necessary to partner with a Chinese company to do business in China and if so, have you looked at anybody in China?

 Ray De Hont:

We don’t believe it’s necessary to partner with a - let’s say a manufacturer or an OEM, at least not at this point. And what we are doing is we’re not only selling internationally but we’re building internationally to where we can fabricate and do products worldwide rather than just domestically.

So that’s helping grow our international business because we’re competitive. We don’t have to put it on a ship and ship it over from the United States which increases the freight, and so forth.

The other thing is, I’ve talked about this before where we’ve been selling - we want to get our footprint more. And that again, relates to the fabrication portion, being able to build.

So we’re making more of a concerted effort on that part around the world and we’re finding fabricators and suppliers that previously we didn’t have. But as far as teaming up with a local company in order to do business, we don’t believe that’s necessary and we’re proving that with our Mefiag business.

 Ted Schuman:

Terrific. Thank you. I do have one other question I would like to pose to you. It’s a reoccurring question I’ve asked you in the past. You have on your staff - on your - as a member of your Board the head of the world’s - United States’ biggest water company.

MET-PRO CORPORATION
Moderator: Kevin Bittle
5-22-08/10:00 am CT
Confirmation # 46957906

Is it a conflict of interest? I’m curious why we’re not getting enough business or any business out of that - Aqua America?

 Ray De Hont:

We do get business out of Aqua America. But just like any other vendor, we have to compete for it. And, you know, I think that - it’s an arms-length type of relationship, which it should be and that’s how we operate.

But we’re able to go in there, we present our products. In some cases we win, in other cases we lose. But we do do business with them and it is at arms-length.

 Ted Schuman:
Oh, that’s good to know. I felt there might be a conflict of interest. Thanks so much and keep up the good work, guys.

 Gary Morgan:
Thanks.

 Ray De Hont:
You’re welcome, Ted.

 Operator:
Again if you would like to ask a question, simply press star then the number 1 on your telephone keypad. There are no further questions at this time. Mr. Bittle, do you have any closing remarks?

 Kevin Bittle:
Yes. Thank you, (Robin). That concludes our conference call for today. We thank you all again very much for your participation.

 Operator:
This does conclude today’s conference call. You may now disconnect.

 END